Exhibit 99.1

Investor Relations Contact:

Raphael Gross

203-682-8253

investorrelations@dfrg.com

Media Relations Contact:

Phil Denning, ICR

Phil.Denning@icrinc.com

646-277-1258

Del Frisco’s Restaurant Group Announces Cooperation Agreement with Engaged Capital

Joe Reece Appointed to the Company’s Board of Directors and as Chair of Transaction Committee

Company to Terminate Short-Term Shareholder Rights Plan

Engaged Capital Agrees to Support All Company Nominees at the 2019 Annual Meeting

IRVING, Texas, February 4, 2019 – Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s” or the “Company”) (NASDAQ: DFRG) today announced that its Board of Directors (the “Board”) executed a Cooperation Agreement with Engaged Capital, LLC (“Engaged Capital”), Del Frisco’s third largest shareholder. The Company also announced that it is terminating the short-term shareholder rights plan that it adopted in December 2018 after observing unusual and substantial activity in its shares.

The terms of the Cooperation Agreement include the appointment of Joe Reece to the Board, which will be expanded by one member to seven directors, and as the Chairman of the Transaction Committee that is overseeing the Company’s previously-announced review of strategic alternatives. Mr. Reece will be a Class III director, with a term lasting until the Company’s 2021 Annual Meeting of Shareholders.

In addition, Engaged Capital has agreed to certain standstill and voting commitments beginning on the date of the Cooperation Agreement and ending after the completion of the Company’s 2019 Annual Meeting of Shareholders. Engaged Capital will vote all of its shares in favor of the Company’s nominees and other proposals at any meeting of the Company’s shareholders during the cooperation period, subject to certain exceptions.

“We are pleased to welcome Joe to the Board. He brings considerable financial experience and will complement the diverse skillsets and backgrounds of our current Board members,” said Ian Carter, Chairman of the Board. “We are confident that the insight that Joe will bring in his role as Chairman of the Transaction Committee, and to the Board generally, will be invaluable as we move forward with the Company’s previously announced review of strategic alternatives.”

“Joe will bring a new perspective to the boardroom and support the Company’s efforts to drive growth and enhance shareholder value,” Norman Abdallah, Chief Executive Officer of Del Frisco’s, commented. “We look forward to furthering our constructive relationship with Engaged Capital. Under the Cooperation Agreement, we are terminating the rights plan well before its scheduled expiration, which we believe is in the best interests of the Company and all of its shareholders.”

Glenn W. Welling, the founder and Chief Investment Officer of Engaged Capital, said, “I am pleased to have reached this agreement as part of a constructive dialogue with Del Frisco’s. In addition to his decades of experience working inside boardrooms, Joe Reece brings exceptional experience in investment banking and the capital markets to Del Frisco’s which will be instrumental as the Board evaluates the various opportunities available to maximize value for all shareholders.”

Joe Reece has over 30 years of experience as a business leader. His experience working with executives at corporations, financial sponsors, and institutional investors, as well as serving on several public company boards, will bring an added dimension to the Board.

Mr. Reece is the Founder and Chief Executive Officer of Helena Capital. Mr. Reece previously served as Executive Vice Chairman and Head of the Investment Bank for the Americas at UBS Group AG from 2017-2018 as well as serving on the board of UBS Securities, LLC. Mr. Reece also held numerous leadership roles at Credit Suisse Group AG from 1997-2015, including most recently as Global Head of Equity Capital Markets. Earlier in his career, he worked as a Corporate Attorney at Skadden Arps and Streich Lang. Mr. Reece also served as Special Counsel and Attorney at the United States Securities and Exchange Commission (“SEC”).

Mr. Reece currently serves as the Chair of the Audit Committee at Boxwood Merger Corporation and is a Member of the Compensation and Audit Committees at RumbleOn, Inc. He previously served as Chair of the Special Committee and Member of the Executive Committee at CST Brands, Inc., as well as Chair of the Special Committee and Member of the Audit Committee at LSB Industries, Inc.

Mr. Reece holds degrees from the University of Akron and Georgetown University Law Center.

The complete agreement between the Company and Engaged Capital, as well as the amendment to the shareholder rights plan, will be included in a Form 8-K to be filed with the SEC.

About Del Frisco’s Restaurant Group, Inc.

Based in Irving, Texas, Del Frisco’s Restaurant Group, Inc. is a collection of 73 restaurants across 16 states and Washington, D.C., including Del Frisco’s Double Eagle Steakhouse, Del Frisco’s Grille, Barcelona Wine Bar, and bartaco.

Del Frisco’s Double Eagle Steakhouse serves flawless cuisine that’s bold and delicious, and offers an extensive award-winning wine list and level of service that reminds guests that they’re the boss. Del Frisco’s Grille is modern, inviting, stylish, and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients. Barcelona serves tapas, both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.DelFriscosGrille.com, www.BarcelonaWineBar.com, and www.bartaco.com. For more information about Del Frisco’s Restaurant Group, Inc., please visit www.DFRG.com.

About Engaged Capital

Engaged Capital, LLC (Engaged Capital) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors leading thereto may include, without limitation, uncertainties as to the structure, terms, and timing of any strategic transaction resulting from Del Frisco’s previously announced strategic review and whether it will be completed, the impact of any such strategic transaction on Del Frisco’s, whether the strategic benefits of any such strategic transaction can be achieved, general economic conditions, conditions in the markets that the Company is engaged in, behavior of customers, suppliers, and competitors, and the legal and regulatory rules affecting Del Frisco’s. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may,” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations, or other characterizations of future events, circumstances, or results, including all statements related to the review of strategic alternatives for Del Frisco’s, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Del Frisco’s Annual Report on Form 10-K for the year ended December 26, 2017 and its Quarterly Report on Form 10-Q for the period ended September 25, 2018 under headings such as “Forward-Looking Statements”, “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.